Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Crown Electrokinetics Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.0001 per share(4)(5)	457(o)
	Equity	Preferred stock, par value $0.0001 per share(4)	457(o)
	Debt	Debt Securities	457(o)
	Other	Warrants(6)	457(o)
	Other	Rights(7)	457(o)
	Other	Units(8)	457(o)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)			$451,833,358	(1)(2)	0.00015310		$69,175.69
Carry Forward Securities
Carry Forward Securities	Equity	Common stock, par value $0.0001 per share(4)(5)	457(o)								Form S-3	333-262122	January 12, 2022
	Equity	Preferred stock, par value $0.0001 per share(4)	457(o)								Form S-3	333-262122	January 12, 2022
	Debt	Debt Securities	457(o)								Form S-3	333-262122	January 12, 2022
	Other	Warrants(6)	457(o)								Form S-3	333-262122	January 12, 2022
	Other	Rights(7)	457(o)								Form S-3	333-262122	January 12, 2022
	Other	Units(8)	457(o)								Form S-3	333-262122	January 12, 2022
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)			$48,166,642	(1)(2)	0.0000927	(3)(9)		Form S-3	333-262122	January 12, 2022	$4,465.05	(3)(9)
	Total Offering Amounts					$500,000,000
	Total Fees Previously Paid									$4,465.05
	Total Fee Offsets									-
	Net Fee Due									$69,175.69

(1)	There are being registered hereunder, an indeterminate number or amount, as the case may be, of common stock, preferred stock, debt securities, and warrants to purchase common stock, as may be offered by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $500,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $500,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The securities included hereunder may be sold separately or with other securities registered hereunder. The securities included hereunder also include an indeterminate number of securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants, or pursuant to the anti-dilution provisions of any of such securities. In addition, pursuant to Rule 416 of the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock splits, stock dividends or similar transactions. Includes rights to acquire common stock or preferred stock of the registrant under any shareholder rights plan then in effect, if applicable under the terms of any such plan.

(2)	The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance of the securities registered by this registration statement. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee. In no event will the aggregate maximum offering price of all securities issued under this registration statement exceed $500,000,000 and the amount of securities sold pursuant to this registration statement will not exceed the limit in Instruction I.B.6.(a) of Form S-3, as applicable. The amount registered is not specified as to each class of securities to be registered hereunder pursuant to Instruction 2.A.iii.b. of Item 16(b) of Form S-3 under the Securities Act.

(3)	Calculated in accordance with Rule 457(o) under the Securities Act based on the maximum aggregate offering price.

(4)	Shares of preferred stock or common stock may be issuable upon conversion of debt securities registered hereunder. No separate consideration will be received for such preferred stock or common stock.

(5)	Shares of common stock may be issuable upon conversion of shares of preferred stock registered hereunder. No separate consideration will be received for such shares of common stock.

(6)	Warrants will represent rights to purchase debt securities, common stock or preferred stock registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(7)	Including such currently indeterminate number of rights, including share purchase or subscription rights, as may be issued from time to time at currently indeterminate prices. Because the rights will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(8)	Including such currently indeterminate number of units as may be issued from time to time at currently indeterminate prices. Each unit will represent an interest in two or more securities registered hereby, which may or may not be separable from one another.

(9)	Pursuant to Rule 415(a)(6) under the Securities Act, the registrant is carrying forward to this registration statement $48,166,642 of unsold securities (the “Unsold Securities”) that have previously been registered under the registrant’s registration statement on Form S-3 (File No. 333-262122) filed on January 12, 2022, and declared effective on January 21, 2022 (the “Prior Registration Statement”), and the registration fee of $4,465.05 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) will continue to be applied to the Unsold Securities that are being carried forward to this registration statement. No additional filing fee is due with respect to the Unsold Securities carried forward in this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement, if any. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.